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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Associated Holdings, Inc. as of December 31, 1993 and 1994 and from inception, January 31, 1992, through December 31, 1992 and for the years ended December 31, 1993 and 1994 and to the reference to our Firm under the caption "Experts" included in this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois

August 30, 1995